Exhibit 99.1

lululemon athletica inc. Updates Guidance for the Fourth Quarter of Fiscal 2018
Ahead of the ICR Conference
Vancouver, British Columbia - January 14, 2019 – lululemon athletica inc. (NASDAQ:LULU) today announced that the Company is updating its net revenue and earnings guidance for the fourth quarter of fiscal 2018 ending February 3, 2019.
For the fourth quarter of fiscal 2018, we now anticipate that net revenue will be in the range of $1.140 billion to $1.150 billion based on a total comparable sales increase in the mid-to-high teens on a constant dollar basis. This compares to our previous guidance of net revenue of $1.115 billion to $1.125 billion based on a total comparable sales increase in the high-single to low-double digits on a constant dollar basis.
We now expect diluted earnings per share will be in the range of $1.72 to $1.74 for the fourth quarter based on a 30% effective tax rate. This compares to our previous diluted earnings per share guidance of $1.64 to $1.67 based on a 30% effective tax rate.
This guidance does not include certain discrete tax expenses related to U.S. tax reform and repatriation which we expect to recognize during the fourth quarter. This guidance also excludes the expected tax benefit from recent changes in legislation and guidance related to global intangible low-taxed income ("GILTI") taxes. We are in the process of quantifying these items.
Our revised guidance for the fourth quarter continues to assume 133.0 million diluted weighted-average shares outstanding.
"The momentum in our business remained strong throughout the holiday season, reflecting the ongoing success of our product offerings and our connection with guests around the globe. I speak for the entire leadership team in thanking all our teams around the world for delivering a strong 2018," said Calvin McDonald, CEO of lululemon.
Management will be meeting with analysts and investors at the ICR Conference in Orlando, Florida on January 14 and January 15, 2019.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include our guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand; the acceptability of our products to our guests; the impact of changes in tax laws, including U.S. tax reform and repatriation as well as changes in GILTI taxes; unanticipated tax liabilities; our highly competitive market and increasing competition; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast guest demand for our products; our ability to safeguard against security breaches with respect to our information technology systems; any material disruption of our information systems; our ability to have technology-based systems function effectively and grow our e-commerce business globally; changes in consumer shopping preferences and shifts in distribution channels; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our ability to deliver our products to the market and to meet guest expectations if we have problems with our distribution system; imitation by our competitors; our ability to protect our intellectual property rights; our ability to manage our growth and the increased complexity of our business effectively; our ability to cancel store leases if an existing or new store is not profitable; our ability to source our merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; increasing labor costs and other factors associated with the production of our products in South and South East Asia; the operations of many of our suppliers are subject to international and other risks; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the service of our senior management; seasonality; fluctuations in foreign currency exchange rates; conflicting trademarks and the prevention of sale of certain products; our exposure to various types of litigation; actions of activist stockholders; anti-takeover provisions in our certificate of incorporation and bylaws; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

ICR, Inc.
Joseph Teklits/Caitlin Morahan
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124

or

Brunswick Group
Blake Sonnenshein
1-212-333-3810